UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2007

KNIGHT INC.
(Exact name of registrant as specified in its charter)

Kansas (State or other jurisdiction of incorporation)	1-06446 (Commission File Number)	48-0290000 (I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement.

On July 17, 2007, an amendment to Knight Inc.'s credit agreement, dated as of May 30, 2007, among Knight Inc., Citibank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto, became effective.  The amendment was entered into to permit Kinder Morgan G.P., Inc., a wholly-owned subsidiary of Knight Inc., to issue a series of preferred stock that otherwise would have been prohibited by the terms of the credit agreement.  A copy of the amendment is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit Number	Exhibit
4.1

Form of Amendment No. 1, effective as of July 17, 2007, to the Credit Agreement, dated as of May 30, 2007, among Knight Inc., Citibank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNIGHT INC.

Dated: July 20, 2007	By:	/s/ Joseph Listengart
Joseph Listengart Vice President

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1

Form of Amendment No. 1, effective as of July 17, 2007, to the Credit Agreement, dated as of May 30, 2007, among Knight Inc., Citibank, N.A., as administrative agent and collateral agent, and the lenders from time to time party thereto.